                                  EXHIBIT 4.3

                   FORM OF 10% CONVERTIBLE SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                             Westwood Corporation

                       10% Convertible Subordinated Note



$************                                                       No. -***-
                                                            December 23, 1999


     Westwood Corporation, a Nevada corporation (the "Company"), for value received, hereby promises to pay to _________________________________________,
with an address at ________________________________________________________, or
registered assigns (the "Holder"), the principal amount of ____________________ Dollars ($______________________) together with accrued and unpaid interest thereon on the Maturity Date (as defined below). The unpaid principal balance of this 10% Convertible Subordinated Note (this "Note") shall bear interest at the Applicable Rate (as hereinafter defined) (calculated on the basis of a year of 365 or 366 days, as applicable).

     In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

     This Note was issued by the Company pursuant to a certain Confidential Private Offering Memorandum dated December 21, 1999. This Note is one of a duly authorized series of notes of the Company designated as its "10% Convertible Subordinated Notes," and are referred to hereafter as the "Subordinated Notes."

     Section 1.  Definitions.
                 -----------

     As used in this Note, the following terms, unless the context otherwise requires, have the following meaning:

     "Applicable Rate" means ten percent (10%) per annum.
      ---------------

     "Business Day" means any day which is not a Saturday or Sunday and is not a
      ------------
day on which banking institutions are generally authorized or obligated to close in Tulsa, Oklahoma.

     "Capital Stock" means with respect to any person any and all shares,
      -------------
interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such person.

     "Closing Price" with respect to a particular security on any Trading Day
      -------------
shall mean the last reported sales price, regular way, for such security on such Trading Day, or, in case no sale takes place on such day, the average of the closing bid and ask prices, regular way, on such Trading Day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price as reported by the Nasdaq Stock Market or such other system then in use.

     "Common Stock" means the Company's common stock, par value $.003 per share.
      ------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Holder" shall have the meaning set forth in the first paragraph (other
      ------
than the legend) of this Note and, if the context requires, any person in whose name a Subordinated Note is registered on the Note Register.

     "Indebtedness" means with respect to any person (i) any liability (A) for
      ------------
borrowed money, (B) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or services, or (C) for the payment of rent or other amounts relating to capitalized lease obligations; (ii) any liability of others described in the preceding clause which such person has guaranteed or which is otherwise its legal liability; and (iii) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (i) or (ii); provided, that Indebtedness does not include any obligation incurred in connection with the purchase of assets, materials or services in the ordinary course of business (including, without limitation, trade payables).

     "Issuance Date" means December 21, 1999.
      -------------

     "Maturity Date" means December 21, 2004.
      -------------

     "Note Register" means a register of the Subordinated Notes and of their
      -------------
transfer and exchange.

     "person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     "Representative" means the indenture trustee or other trustee, agent or
      --------------
representative for an issue of Senior Indebtedness.

     "Senior Indebtedness" means the principal of, premium, if any, and interest
      -------------------
on the Indebtedness owed to any bank, insurance company or other financial institutions or institutional lenders.

     "subsidiary" of any person means (i) a corporation a majority of whose
      ----------
Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and a subsidiary of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

     "Trading Day" with respect to any security means (i) if such security is
      -----------
listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for trading, or (ii) if such security is not listed or admitted to trading on any national securities exchange, a Business Day.


     Section 2.  Payments; Exchange.
                 ------------------

     2.01  Principal and Interest.  Principal of, and accrued and unpaid
           ----------------------
interest on, this Note shall be due and payable in full on the Maturity Date. Interest on this Note shall accrue from the Issuance Date and shall be payable semi-annually in arrears on the 30th day of each December and June during the term hereof, commencing June 30, 2000. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof. If the Maturity Date or any interest payment date would fall on a day that is not a Business Day, the payment due on the Maturity Date or interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or interest payment date, as the case may be. If the Company shall fail to pay in full any amount required to be paid under this Note, whether principal, interest, or any other amount, or in the event of acceleration of this Note, then, for so long as such amount or any other payment is in arrears, such amount shall bear interest at the rate of 12% per annum, compounded monthly until payment in full of such amount has been made.

     2.02  Optional Redemption.  This Note is subject to redemption at any time
           -------------------
or from time to time, on or after November 30, 2001, as a whole or in part, at the election of the Company, at a redemption price of 100% of the unpaid principal amount thereof, together with accrued interest to the redemption date if the Closing Price of the Company's Common Stock shall have at any time following the Issuance Date exceeded $2.50 for a period of 30 consecutive Trading Days. Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to the Holder of this Note to be redeemed in accordance with Section 6.01, at which time the Company's obligation to redeem this Note shall be absolute and unconditional. On and after the redemption date interest will cease to accrue on Notes or portions of them called for redemption.

     2.03  Method of Payment.  Payments of principal and interest on this Note
           -----------------
shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     2.04  Waiver of Demand, etc.  The obligations to make the payments provided
           ---------------------
for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act, or omission with respect to the collection of any amount called for hereunder.


     Section 3.  Events of Default.
                 -----------------

     The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

          (a) A default in the payment of the principal or interest on this Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and continuance of such default for a period of ten days after receipt of notice from the Holder as to such default.

          (b) A default in the performance, or a breach, of any covenant or agreement of the Company in this Note and continuance of such default or breach for a period of 30 days after receipt of notice from the Holder as to such breach or after the Company had or should have had knowledge of such breach.

          (c) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


     Section 4.  Remedies upon Default.
                 ---------------------

     4.01  Acceleration.  Upon the occurrence of an Event of Default referred to
           ------------
in Section 3(d), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default other than one referred to in Section 3(d), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company.

     4.02  Institution of Actions.  The Holder may institute such actions or
           ----------------------
proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection including, without limitation, attorney's fees and expenses.

     Section 5.  Transfer.
                 --------

     5.01  Transfer of Notes.  Any Notes issued upon the transfer of this Note
           -----------------
shall be numbered and shall be registered in a Note Register as they are issued. The Company shall be entitled to treat the registered holder of any Note on the Note Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Note on the part of any other person, and shall not be liable for any registration or transfer of Notes which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Note shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Notes to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

     5.02  Acknowledgment.  The Holder acknowledges that he has been advised by
           --------------
the Company that this Note has not been registered under the Act, that this Note is being or has been issued on the basis of the statutory exemption provided by
Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Subscription Agreement relating hereto. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the
Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Company has no obligation or intention to so register this Note, or (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of the Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or
(iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder of this Note and each transferee hereof further agrees that if any sale, assignment or transfer of this Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.


     Section 6.  Miscellaneous.
                 -------------

     6.01  Notices.  Any notice or other communication required or permitted to
           -------
be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 12402 East 60th Street, Tulsa, Oklahoma 74146, Attention: Chief Executive Officer, Fax (918) 294-0540, (ii) if to the Holder, ____________________________ at the address at
___________________________________ ____________________________, fax (_____)
______________, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 6.01. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 6.01. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 6.01 shall be deemed given at the time of receipt thereof.

     6.02  Replacement Note.  Upon receipt of evidence satisfactory to the
           ----------------
Company of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

     6.03  No Waiver, etc.  No course of dealing and no delay or omission on the
           --------------
part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

     6.04  Waiver and Amendment.
           --------------------

          (a) The Company may amend or supplement this Note with the written consent of the Holder. It shall not be necessary for the consent of the Holder under this Section 6.04 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

          (b) Subject to Section 4.01 and subparagraph (a) above, the Holder by written notice to the Company may waive any past default or Event of Default and its consequences. When a default or Event of Default is waived, it is cured and ceases.

     6.05  Choice of Law.  This Note has been negotiated and consummated in the
           -------------
State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to conflict of laws.


     Section 7.  Subordination.

     7.01  Agreement to Subordinate.  The Company agrees, and the Holder by
           ------------------------
accepting this Note agrees, that the indebtedness evidenced by this Note and all of the Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full of all Senior Indebtedness, and that such subordination is for the benefit of the holders of Senior Indebtedness.

     7.02  Liquidation; Dissolution; Bankruptcy.  Upon any distribution of cash,
           ------------------------------------
securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (a) holders of Senior Indebtedness shall be entitled to receive payments in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on this Note; and

          (b) until the Senior Indebtedness is paid in full in cash, any distribution to which Holders would be entitled but for this Section shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Notes.

     7.03  Default on Senior Indebtedness.  The Company may not pay principal of
           ------------------------------
or interest on the Subordinated Notes and may not acquire any Subordinated Notes for cash or property other than Capital Stock of the Company if:

          (a) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity, and

          (b) (i) such default is the subject of judicial proceedings or (ii) the Company receives notice of such defaults. If the Company receives any such notice (which may be given only by a Representative or a holder of an issue of Senior Indebtedness that has no

     Representative), a similar notice received within 365 days thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section.

     The Company may resume payment on the Subordinated Notes and may acquire them when:

          (1) such default is cured or waived, or

          (2) 180 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Section otherwise permits the payment or acquisition at that time.

     7.04  Acceleration of Notes.  If payment of the Subordinated Notes is
           ---------------------
accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     7.05  When Distribution Must be Paid Over.  If a distribution is made to
           -----------------------------------
Holders that because of this Section should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     7.06  Subrogation.  After all Senior Indebtedness is paid in full and until
           -----------
the Subordinated Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Section to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

     7.07  Relative Rights.  This Section defines the relative rights of Holders
           ---------------
and holders of Senior Indebtedness.  Nothing in this Note shall:

          (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Notes in accordance with their terms;

          (b) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or

          (c) prevent any Holder from exercising its available remedies upon a default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

     If the Company fails because of this Section to pay principal of or interest on a Subordinated Note on the due date, the failure is still a default.

     7.08  Subordination May Not Be Impaired by Company.  No right of any holder
           --------------------------------------------
of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Subordinated Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Note.

     7.09  Distribution or Notice to Representative.  Whenever a distribution is
           ----------------------------------------
to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.


     Section 8.  Conversion.

     8.01  Conversion Privilege; Procedure.  The Holder may convert this Note
           -------------------------------
into Common Stock of the Company at any time before the close of business on the Maturity Date. If the Note is called for redemption, the Holder may convert this Note at any time before the close of business on the redemption date. The initial conversion price is $1.00 per share (the "Conversion Price"), subject to adjustment as provided herein. To determine the number of shares of Common Stock issuable upon conversion of a Note (the "Conversion Shares"), divide the principal amount to be converted by the Conversion Price in effect on the conversion date. Round the result to the nearest l/l00th of a share.

     Upon conversion of this Note, all accrued and unpaid interest thereon shall be immediately due and payable in cash .

     To convert this Note, a Holder must (1) complete and sign the conversion notice on the back of the Note, (2) surrender the Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax if required. A Holder may convert a portion of this Note if the portion is $1,000 or a whole multiple of $1,000. In the case of any Note which is surrendered for conversion only in part, the Company shall execute and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to the unconverted portion of the principal of the Note so surrendered.

     If the last day on which this Note may be converted is not a Business Day, this Note may be surrendered to the Company on the next succeeding day that is a Business Day.

     8.02  Reservation of Common Stock; Registration Rights.  The Company shall
           ------------------------------------------------
at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Subordinated Notes, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon conversion of Subordinated Notes, upon receipt by the Company of the Note surrendered for conversion, shall be validly issued, fully paid, non assessable, and free of preemptive rights.

     8.03  Adjustment for Change in Capital Stock.  In case the Company shall at
           --------------------------------------
any time after the Issuance Date (i) pay a dividend or make a distribution on the outstanding Common Stock payable in shares of Common Stock or other shares of its Capital Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price, and the number of Conversion Shares issuable upon conversion of this Note, in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Common Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     8.04  Notice of Adjustment.  Whenever there shall be an adjustment as
           --------------------
provided in this Section 8, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Note Register, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares purchasable upon the conversion of this Note and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     8.05  Fractional Shares.  The Company shall not be required to issue
           -----------------
fractions of shares of Common Stock or other capital stock of the Company upon the conversion of this Note. If any fraction of a share would be issuable on the conversion of this Note (or specified portions thereof), the Company will deliver its check for the value of the fractional share. The value of the fractional share is determined as follows: multiply the Conversion Price in effect on the date of conversion of this Note by the fraction, round the result to the nearest cent.

     8.06  Consolidation; Merger; Reclassification.
           ---------------------------------------

          (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 8.

          (b) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Sections 8.03 above.

          (c) The above provisions of this Section 8.06 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     8.07  Notice of Certain Transactions.  In case at any time the Company
           ------------------------------
shall propose

          (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution to all holders of Common Stock;

          (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

          (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 8.06; or

          (d) to effect any liquidation, dissolution, or winding-up of the Company; or

          (e) to take any other action which would cause an adjustment to the Conversion Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Note Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Conversion Price.

     8.08  Taxes.  The issuance of any shares or other securities upon the
           -----
exercise of this Note, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

                                    WESTWOOD CORPORATION


                                    By:_________________________________
                                         Ernest H. McKee
                                         President

Signature Guarantee (if shares of Common Stock are to be issued and registered otherwise than to the registered Holder):



                                 ASSIGNMENT
                                 ----------


     For value received, the undersigned owner hereby sells, assigns and transfers unto______________________________________________________________
____________________________________________________________________________



PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE _________________________________________

[Please print or typewrite name and address including zip code of assignee.]

______________________________________________________________________________

______________________________________________________________________________

this Note and does not hereby irrevocably constitute and appoint______________ Attorney to transfer this Note on the books of the Company with full power of substitution in the premises.



Dated: ________________________                   Signed: _____________________



Signature Guarantee